As filed with the Securities and Exchange Commission on May 24, 2007, Registration No. 333-_______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLIMCHER REALTY TRUST
(Exact name of issuer as specified in its charter)

Maryland	31-1390518
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 East Gay Street
Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan
(Full title of the plans)

Michael P. Glimcher
Chief Executive Officer and President
Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio 43215
(614) 621-9000
(Name, address and telephone number of agent for service)

Copies to:
Alan S. Pearce, Esq.
Bryan Cave LLP
1290 Avenue of the Americas
New York, NY 10104

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Shares of Beneficial Interest, $.01 par value per share	2,500,000(2)	$26.17	$65,425,000	$2,008.55

(1)
Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security on May 18, 2007, as reported on the New York Stock Exchange.

(2)
The shares covered by this Registration Statement represent the common stock issuable to participants under the Registrant’s Amended and Restated 2004 Incentive Compensation Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the options covered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

EXPLANATORY NOTE

This registration statement on Form S-8 registers an additional 2,500,000 Common Shares of Beneficial Interest of Glimcher Realty Trust which may be issued pursuant to the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (the “Plan”). A previous registration statement on Form S-8 (File No. 333-123557) registered 1,100,000 Common Shares of Beneficial Interest under the Plan. The contents of that registration statement are incorporated herein by reference except to the extent that an Item is restated below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Glimcher Realty Trust, a Maryland Real Estate Investment Trust (the “Company”), with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference:

1.	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, filed on February 23, 2007.

2.	The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on April 27, 2007;

3.
The Company’s current reports on Form 8-K dated and filed (i) January 11, 2007, (ii) January 31, 2007, (iii) February 22, 2007, (iv) February 27, 2007, (v) February 28, 2007, (vi) March 1, 2007, (vii) March 14, 2007, (viii) April 26, 2007, and (ix) May 14, 2007;

4.	The Company’s Schedule 14A Proxy Statement filed with the Commission on March 30, 2007; and

5.
The description of the common shares contained in our Registration Statement on Form 8-A, filed October 21, 1993, and the information thereby incorporated by reference contained in the Company’s Registration Statement on Form S-11 (No. 33-69740), as amended by Amendments No. 1, 2, 3, 4 and 5, filed September 30, 1993, November 5, 1993, November 22, 1993, November 30, 1993, January 10, 1994 and January 19, 1994, respectively, under the heading “Description of Shares of Beneficial Interest,” and the documents incorporated therein by reference, including any subsequently filed amendments and reports updating such description.

All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Amended and Restated Declaration of Trust of Glimcher Realty Trust. (1)

4.2	Bylaws, as amended. (1)

4.3	Amendment to the Company's Amended and Restated Declaration of Trust. (2)

4.4	Specimen Certificate for Common Shares of Beneficial Interest. (1)

4.5	Glimcher Realty Trust 2004 Amended and Restated Incentive Compensation Plan. (3)

4.6	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Non-Qualified Stock Options). (4) (9)

4.7	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Incentive Stock Options). (4) (9)

4.8	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Non-Qualified Stock Options/Grant Date Valuation). (5) (9)

4.9	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Incentive Stock Options/Grant Date Valuation). (5) (9)

4.10	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Non-Qualified Stock Options/Anti-Dilution).*

4.11	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Incentive Stock Options/Anti-Dilution).*

4.12	Form Restricted Stock Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan. (6) (9)

4.13	Form Restricted Stock Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Extended Vesting). (7) (9)

4.14	Form Restricted Stock Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Anti-Dilution/Grant Date Valuation).*

4.15	2007 Long Term Incentive Plan for Senior Executives.*

4.16	Form of Performance Share Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan and 2007 Long Term Incentive Plan for Senior Executives.*

4.17	Rights Agreement Relating to the Right to Purchase One One-Hundredth of a Series E Junior Participating Preferred Share of the Company. (8)

5.1	Opinion of Venable LLP, Maryland counsel to the Company, as to the legality of the Common Shares of Beneficial Interest being registered hereby.*

23.1	Consent of BDO Seidman, LLP.*

23.2	Consent of Venable LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

2

(1)	Incorporated by reference to Glimcher Realty Trust’s Registration Statement No. 33-69740.

(2)	Incorporated by reference to Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on March 21, 1995.

(3)	Incorporated by reference to Appendix A of Glimcher Realty Trust’s Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on March 30, 2007.

(4)	Incorporated by reference to Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 11, 2005.

(5)	Incorporated by reference to Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on February 23, 2007.

(6)	Incorporated by reference to Glimcher Realty Trust’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed with the Securities and Exchange Commission on April 29, 2005.

(7)	Incorporated by reference to Glimcher Realty Trust’s Form 8-K, filed with the Securities and Exchange Commission on May 9, 2006.

(8)	Incorporated by reference to Glimcher Realty Trust’s Form 8-K filed with the Securities and Exchange Commission on March 12, 1999.

(9)	The above referenced plan was previously referred to as the Glimcher Realty Trust 2004 Incentive Compensation Plan.

* Filed herewith.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, state of Ohio, on the 24th day of May 2007.

GLIMCHER REALTY TRUST

By: /s/ Mark E. Yale
Mark E. Yale
Executive Vice President, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Mark E. Yale and Kim A. Rieck, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to the registration statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael P. Glimcher Michael P. Glimcher	President, Chief Executive Officer and Trustee (Principal Executive Officer)	May 24, 2007

/s/ Mark E. Yale Mark E. Yale	Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	May 24, 2007

/s/ Herbert Glimcher Herbert Glimcher	Chairman of the Board and Trustee	May 24, 2007

4

Name	Title	Date

/s/ David M. Aronowitz David M. Aronowitz	Member, Board of Trustees	May 24, 2007

/s/ Wayne S. Doran Wayne S. Doran	Member, Board of Trustees	May 24, 2007

/s/ Howard Gross Howard Gross	Member, Board of Trustees	May 24, 2007

/s/ Alan R. Weiler Alan R. Weiler	Member, Board of Trustees	May 24, 2007

/s/ Niles C. Overly Niles C. Overly	Member, Board of Trustees	May 24, 2007

/s/ Timothy J. O’Brien Timothy J. O’Brien	Member, Board of Trustees	May 24, 2007

/s/ William S. Williams William S. Williams	Member, Board of Trustees	May 24, 2007

5

EXHIBIT INDEX

4.1	Amended and Restated Declaration of Trust of Glimcher Realty Trust. (1)

4.2	Bylaws, as amended. (1)

4.3	Amendment to the Company's Amended and Restated Declaration of Trust. (2)

4.4	Specimen Certificate for Common Shares of Beneficial Interest. (1)

4.5	Glimcher Realty Trust 2004 Amended and Restated Incentive Compensation Plan. (3)

4.6	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Non-Qualified Stock Options). (4) (9)

4.7	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Incentive Stock Options). (4) (9)

4.8	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Non-Qualified Stock Options/Grant Date Valuation). (5) (9)

4.9	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Incentive Stock Options/Grant Date Valuation). (5) (9)

4.10	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Non-Qualified Stock Options/Anti-Dilution).*

4.11	Form Option Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Incentive Stock Options/Anti-Dilution). *

4.12	Form Restricted Stock Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan. (6) (9)

4.13	Form Restricted Stock Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Extended Vesting). (7) (9)

4.14	Form Restricted Stock Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (Anti-Dilution/Grant Date Valuation).*

4.15	2007 Long Term Incentive Plan for Senior Executives.*

4.16	Form of Performance Share Award Agreement for the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan and 2007 Long Term Incentive Plan for Senior Executives.*

4.17	Rights Agreement Relating to the Right to Purchase One One-Hundredth of a Series E Junior Participating Preferred Share of the Company. (8)

5.1	Opinion of Venable LLP, Maryland counsel to the Company, as to the legality of the Common Shares of Beneficial Interest being registered hereby.*

23.1	Consent of BDO Seidman, LLP.*

23.2	Consent of Venable LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	Incorporated by reference to Glimcher Realty Trust’s Registration Statement No. 33-69740.

(2)	Incorporated by reference to Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on March 21, 1995.

(3)	Incorporated by reference to Appendix A of Glimcher Realty Trust’s Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on March 30, 2007.

(4)	Incorporated by reference to Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 11, 2005.

(5)	Incorporated by reference to Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on February 23, 2007.

(6)	Incorporated by reference to Glimcher Realty Trust’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed with the Securities and Exchange Commission on April 29, 2005.

(7)	Incorporated by reference to Glimcher Realty Trust’s Form 8-K, filed with the Securities and Exchange Commission on May 9, 2006.

(8)	Incorporated by reference to Glimcher Realty Trust’s Form 8-K filed with the Securities and Exchange Commission on March 12, 1999.

(9)	The above referenced plan was previously referred to as the Glimcher Realty Trust 2004 Incentive Compensation Plan.

* Filed herewith.